Exhibit 99.1

SYSCO ELECTS NELSON PELTZ AND JOSH FRANK OF TRIAN PARTNERS

TO BOARD OF DIRECTORS

HOUSTON, Aug. 20, 2015 – Sysco Corporation (NYSE: SYY) today announced that it has added Nelson Peltz, chief executive officer and a founding partner of Trian Fund Management L.P., and Josh Frank, a Trian partner, to its Board of Directors, effective Aug. 21, 2015. With the election of Peltz and Frank, the Sysco Board of Directors expands to 12 members, 10 of whom are independent. Peltz and Frank will be included in the company’s slate of nominees for election to the Board at the 2015 Annual Meeting of Shareholders.

“We are firmly committed to enhancing value for all Sysco shareholders and always welcome constructive input toward driving long-term shareholder value,” said Jackie Ward, non-executive chairman of Sysco’s Board of Directors. “Nelson and Josh will bring our Board an informed perspective based on their significant experience in the food products industry. We have engaged in constructive dialogue with Nelson and Josh and look forward to benefiting from their insights and contributions.”

Bill DeLaney, Sysco president and chief executive officer, commented, “As evidenced by our recent full-year and fourth quarter results, Sysco is well positioned to continue building on its momentum to enhance long-term shareholder value. We respect Trian’s experience and value the perspective they will bring as we continue to focus on supporting the success of our customers, profitably growing our business and improving our return on invested capital. As we previously announced, we plan to repurchase an incremental $3 billion in Sysco shares over the next two years and we will continue to further evaluate opportunities to optimize our capital structure, while improving productivity across our business. We look forward to providing additional details regarding our strategic initiatives during our Investor Day on Sept. 15, 2015.”

Peltz said, “Sysco is a leader in its business, and we believe it is undervalued and has tremendous long-term potential. As Sysco’s largest shareholder with an approximate 7.1 percent ownership position, we welcome the opportunity to work constructively with the Board and management.”

Frank added, “We are excited to begin working with Sysco’s leadership to design and execute initiatives to drive shareholder value creation over time.”

Peltz will join the Corporate Governance and Nominating Committee and Frank will join the Compensation and Finance Committees of Sysco’s Board.

Nelson Peltz

Nelson Peltz, 73, is a Founding Partner and has served as Chief Executive Officer of Trian Fund Management, L.P. since its formation in 2005. Mr. Peltz has served as a director of The Wendy’s Company, the second-largest quick-service hamburger company in North America, since 1993, and non-executive Chairman since 2007. Mr. Peltz has served as a director of Mondelēz International, Inc., a global snacking company, since January 2014, and as a director of The Madison Square Garden Company, a sports, entertainment and media company, since December 2014. He served on the board of directors of Ingersoll-Rand plc, a global diversified industrial company, from 2012 to June 2014. From 2006 until June 2013, Mr. Peltz served as a director of H.J. Heinz Company. From 2009 until December 2014, Mr. Peltz served as a director of Legg Mason, Inc. and served as Chair of its Nominating and Corporate Governance Committee from 2013 until December 2014.

Mr. Peltz began his business career in the 1960s when he joined A. Peltz and Sons (APS Food Systems, Inc.), a frozen food distributor servicing the New York metropolitan area with approximately $2 million in revenue. In the 1970s, together with his Trian co-Founding Partner, Peter May, Mr. Peltz expanded APS both organically and through M&A. The company was merged with Flagstaff Corporation resulting in the formation of the largest foodservice distributor in the northeast United States with revenues of approximately $140 million by 1978, when it was sold to a private investor group.

Josh Frank

Josh Frank, 36, is a Partner and has been a member of the Trian investment team since Trian’s formation in 2005. Mr. Frank has played a leading role in many of Trian’s investments in the consumer sector, as well as numerous investments across other industries. Mr. Frank was previously an Associate, Corporate Development, of Triarc Companies, Inc. Prior to joining Triarc in 2003, Mr. Frank worked at Credit Suisse First Boston from 2001 to 2003, where he spent time in both the mergers & acquisitions and healthcare investment banking groups. Mr. Frank graduated cum laude from Yale University with a B.A. in Economics.

About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. The company operates 196 distribution facilities serving approximately 425,000 customers. For

Fiscal Year 2015 that ended June 27, 2015, the company generated sales of more than $48 billion. For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoCorporation or Twitter at https://twitter.com/Sysco. Important news regarding Sysco is available at www.sysco.com/investors. You can follow us at www.twitter.com/SyscoStock and download the Sysco IR App, available on the iTunes App Store and the Google Play Market. Investors are encouraged to read our news releases and filings with the Securities and Exchange Commission. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

About Trian Fund Management, L.P.

Founded in 2005 by Nelson Peltz, Peter May and Ed Garden, Trian seeks to invest in high quality but undervalued and under-performing public companies and to work constructively with the management and boards of those companies to significantly enhance shareholder value for all shareholders through a combination of improved operational execution, strategic redirection, more efficient capital allocation and increased focus.

Trian Media and Investor Relations Contact

Anne Tarbell

Head of Communications

T: (212) 451-3030

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Forward-Looking Statements

Statements made in this press release that look forward in time or that express beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the current views at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include our plans and expectations related to and the benefits and expected timing of our goals and initiatives to increase profitability, manage expenses and grow our business, and our outlook and expectations for fiscal 2016. The success of our initiatives and expectations regarding our operating performance are subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, and labor issues. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy may not improve and decreases in consumer spending, particularly on food-away-from-home, may not reverse. Market conditions may not improve. If sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, our gross margins may decline. Our ability to meet our long-term strategic objectives to grow the profitability of our business depends largely on the success of our various business initiatives. There are various risks related to these efforts, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our plans related to and the timing of any initiatives are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to realize the anticipated benefits from our cost cutting efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. Capital expenditures may vary from those projected based on changes in business plans and other factors, including risks related to the implementation of various initiatives, the timing and successful completions of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending. Periods of high inflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from-home market, and may negatively impact our sales, gross profit, operating income and earnings. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, and such expansion efforts may not be successful. Any business that we acquire may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. Expectations regarding the accounting treatment of any acquisitions may change based on management’s subjective evaluation. Expectations regarding tax rates are subject to various factors beyond management’s control. For a discussion of additional factors impacting Sysco’s business, see the Company’s Annual Report on Form 10-K for the year ended June 28, 2014, as filed with the Securities and Exchange Commission, and the Company’s subsequent filings with the SEC, including the Company’s Annual Report on Form 10-K that will be filed for the year ended June 27, 2015. Sysco does not undertake to update its forward-looking statements.